Exhibit 99.1
     NEWS RELEASE

Visteon Announces First-Quarter 2023 Results

VAN BUREN TOWNSHIP, Mich., April 27, 2023 — Visteon Corporation (NASDAQ: VC) today reported first quarter financial results. Highlights include:

•Sales of $967 million, up 22%1 from prior year
•16th consecutive quarter of growth-over-market
•Net income of $34 million
•Adjusted EBITDA of $99 million or 10.2% of sales
•$1.5 billion in new business wins
•$135 million in net cash at quarter end

Visteon reported net sales of $967 million, representing a year-over-year increase of 22% excluding the negative currency impact of 4%. Total industry vehicle production increased 6%, while vehicle production at Visteon’s top customers increased 9%. Visteon's sales outperformed customer vehicle production volumes for the 16th consecutive quarter driven by the continued high demand for Visteon’s digital cockpit products.

Gross margin in the first quarter was $110 million, and net income attributable to Visteon was $34 million. Adjusted EBITDA, a non-GAAP measure as defined below, was $99 million for the first quarter or 10.2% of sales, an increase of $28 million compared to the prior year. The increase in adjusted EBITDA reflects the favorable impact of higher sales volumes and timing of customer recoveries, partially offset by higher engineering and SG&A expenses supporting business growth, as well as an unfavorable foreign exchange impact.

The company won $1.5 billion in new business in the first quarter, demonstrating its ongoing success in electrification and continued leadership in digital cockpit technologies. First quarter wins included a follow-on win with a global OEM for a previously announced wireless battery management system program. This follow-on win adds incremental electric vehicle models to the program, including electric versions of the OEM’s flagship truck and full-size SUV. Additional wins in the quarter included an infotainment and display system for an Indian OEM as well as a follow-on SmartCore™ program win with a Chinese OEM for their luxury electric brand.

Visteon’s products launched on 34 vehicle models in the first quarter of the year which will directly contribute to the company’s near-term sales growth. Key new launches include a 12.3-inch digital cluster on General Motors’ Silverado and Sierra Heavy Duty trucks, a SmartCore™ program on Geely’s Zeekr X crossover CUV, and a digital cluster and audio system on the Ford Ranger for South America.

For the first three months, cash used by operations was $19 million and capital expenditures were $21 million. Adjusted free cash flow, a non-GAAP financial measure as defined below, for the first three months of 2023 was a use of cash of $37 million. The company ended the first quarter with cash of $487 million and debt of $352 million, representing a net cash position of $135 million.

“I am proud of Visteon’s performance to start the year,” said President and CEO Sachin Lawande. “Our continued strong performance is driven by our best-in-class product portfolio and focus on operational and commercial discipline.”
1 Excludes Y/Y impact of currency fluctuations

Visteon is maintaining its full-year 2023 guidance and anticipates sales in the range of $3.95 – $4.15 billion, Adjusted EBITDA in the range of $405 – $445 million, and Adjusted Free Cash Flow in the range of $115 – $165 million.

About Visteon

Visteon is a technology leader in automotive electronics dedicated to creating a more enjoyable, connected and safe driving experience. Our platforms leverage proven, scalable hardware and software solutions that enable the digital, electric and autonomous evolution of our global automotive customers. Visteon products align with key industry trends and include digital instrument clusters, displays, Android-based infotainment systems, domain controllers, advanced driver assistance systems (ADAS) and battery management systems. Learn more at https://investors.visteon.com/.

Conference Call and Presentation

Today, Thursday, April 27, at 9 a.m. ET, the company will host a conference call for the investment community to discuss the quarter’s results and other related items. The conference call is available to the general public via a live audio webcast.

The dial-in numbers to participate in the call are:

U.S./Canada: 1-888-330-2508
Outside U.S./Canada: 1-240-789-2735
Conference ID: 8897485

(Call approximately 10 minutes before the start of the conference.)

The conference call and live audio webcast, related presentation materials and other supplemental information will be accessible in the Investors section of Visteon’s website.

A replay of the conference call will be available through the company’s website or by dialing 1-800-770-2030 (toll-free from the U.S. and Canada) or 1-647-362-9199 (international). The conference ID for the phone replay is 8897485. The phone replay will be available for two weeks following the conference call.

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Use of Non-GAAP Financial Information
Because not all companies use identical calculations, adjusted EBITDA, adjusted net income, adjusted EPS, free cash flow and adjusted free cash flow used throughout this press release may not be comparable to other similarly titled measures of other companies.

In order to provide the forward-looking non-GAAP financial measures for full-year 2023, the company provides reconciliations to the most directly comparable GAAP financial measures on the subsequent slides. The provision of these comparable GAAP financial measures is not intended to indicate that the company is explicitly or implicitly providing projections on those GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the company at the date of this press release and the adjustments that management can reasonably predict.

Forward-looking Information
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to:
•continued and future impacts of the coronavirus (COVID-19) pandemic on our financial condition and business operations including global supply chain disruptions, market downturns, reduced consumer demand and new government actions or restrictions;
•continued and future impacts related to the conflict between Russia and the Ukraine including supply chain disruptions, reduction in customer demand, and the imposition of sanctions on Russia;
•significant or prolonged shortage of critical components from our suppliers, including but not limited to semiconductors, and particularly those who are our sole or primary sources;
•failure of the Company’s joint venture partners to comply with contractual obligations or to exert influence or pressure in China;
•conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, (ii) the financial condition of our customers and the effects of any restructuring or reorganization plans that may be undertaken by our customers, including work stoppages at our customers, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages, natural disasters or civil unrest;
•our ability to satisfy future capital and liquidity requirements; including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us; our ability to comply with financial and other covenants in our credit agreements; and the continuation of acceptable supplier payment terms;
•our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost-effective basis;
•general economic conditions, including changes in interest rates and fuel prices; the timing and expenses related to internal restructurings, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations;
•disruptions in information technology systems including, but not limited to, system failure, cyber-attack, malicious computer software (malware including ransomware), unauthorized physical or electronic access, or other natural or man-made incidents or disasters;
•increases in raw material and energy costs and our ability to offset or recover these costs; increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party;
•changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, domestic and foreign, that may tax or otherwise increase the cost of, or otherwise affect, the manufacture, licensing, distribution, sale, ownership or use of our products or assets; and
•those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated by our subsequent filings with the Securities and Exchange Commission).
Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this release, and which we assume no obligation to update. The financial results presented herein are preliminary and unaudited; final financial results will be included in the company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023. New business wins and re-wins do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle production levels, customer price reductions and currency exchange rates.

Follow Visteon:
Visteon Contacts:

Media:
Media@Visteon.com
Investors:
Ryan Wentling
Rwentlin@visteon.com

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In millions except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2023	2022

Net sales	$967	$818
Cost of sales	(857)	(742)
Gross margin	110	76
Selling, general and administrative expenses	(52)	(44)
Restructuring and impairment	(1)	(7)
Interest expense, net	(3)	(2)
Equity in net income (loss) of non-consolidated affiliates	(5)	3
Other income, net	3	5
Income (loss) before income taxes	52	31
Provision for income taxes	(14)	(8)
Net income (loss)	38	23
Less: Net (income) loss attributable to non-controlling interests	(4)	(1)
Net income (loss) attributable to Visteon Corporation	$34	$22

Comprehensive income	$53	$27
Less: Comprehensive (income) loss attributable to non-controlling interests	(3)	(1)
Comprehensive income (loss) attributable to Visteon Corporation	$50	$26

Basic earnings (loss) per share attributable to Visteon Corporation	$1.21	$0.79

Diluted earnings (loss) per share attributable to Visteon Corporation	$1.18	$0.77

Average shares outstanding (in millions)
Basic	28.2	28.0
Diluted	28.7	28.4

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)

	(Unaudited)
	March 31,	December 31,
	2023	2022
ASSETS
Cash and equivalents	$484	$520
Restricted cash	3	3
Accounts receivable, net	695	672
Inventories, net	358	348
Other current assets	124	167
Total current assets	1,664	1,710

Property and equipment, net	365	364
Intangible assets, net	95	99
Right-of-use assets	127	124
Investments in non-consolidated affiliates	44	49
Other non-current assets	110	104
Total assets	$2,405	$2,450

LIABILITIES AND EQUITY
Short-term debt	$21	$13
Accounts payable	605	657
Accrued employee liabilities	77	90
Current lease liability	30	29
Other current liabilities	231	246
Total current liabilities	964	1,035

Long-term debt, net	331	336
Employee benefits	112	115
Non-current lease liability	99	99
Deferred tax liabilities	28	27
Other non-current liabilities	64	64

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	1,334	1,352
Retained earnings	1,822	1,788
Accumulated other comprehensive loss	(197)	(213)
Treasury stock	(2,240)	(2,253)
Total Visteon Corporation stockholders’ equity	720	675
Non-controlling interests	87	99
Total equity	807	774
Total liabilities and equity	$2,405	$2,450

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	March 31,
	2023	2022
OPERATING
Net income	$38	$23
Adjustments to reconcile net income to net cash provided from (used by) operating activities:
Depreciation and amortization	29	27
Non-cash stock-based compensation	8	5
Equity in net income of non-consolidated affiliates, net of dividends remitted	5	(3)
Impairments	—	4
Other non-cash items	(2)	1
Changes in assets and liabilities:
Accounts receivable	(13)	6
Inventories	(5)	(71)
Accounts payable	(59)	25
Other assets and other liabilities	(20)	(38)
Net cash provided from (used by) operating activities	(19)	(21)
INVESTING
Capital expenditures, including intangibles	(21)	(21)
Contributions to equity method investments	—	(1)
Other	1	1
Net cash used by investing activities	(20)	(21)
FINANCING
Short-term debt, net	3	(4)
Dividends paid to non-controlling interests	(8)	—
Net cash used by financing activities	(5)	(4)
Effect of exchange rate changes on cash	8	(4)
Net decrease in cash, equivalents, and restricted cash	(36)	(50)
Cash, equivalents, and restricted cash at beginning of the period	523	455
Cash, equivalents, and restricted cash at end of the period	$487	$405

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company's performance that management believes is useful to investors because the excluded items may vary significantly in timing or amounts and/or may obscure trends useful in evaluating and comparing the Company's operating activities across reporting periods. The Company defines adjusted EBITDA as net income attributable to the Company adjusted to eliminate the impact of depreciation and amortization, restructuring and impairment expense, provision for income taxes, non-cash stock-based compensation expense, net income attributable to non-controlling interests, net interest expense, equity in net income of non-consolidated affiliates, gain on non-consolidated affiliate transactions, and other gains and losses not reflective of the Company's ongoing operations. Because not all companies use identical calculations, this presentation of adjusted EBITDA may not be comparable to similarly titled measures of other companies.

	Three Months Ended		Estimated
	March 31,		Full Year
Visteon:	2023	2022	2023
Net income attributable to Visteon Corporation	$34	$22	$188
Depreciation and amortization	29	27	110
Provision for income taxes	14	8	55
Non-cash, stock-based compensation expense	8	5	35
Interest expense, net	3	2	12
Net income (loss) attributable to non-controlling interests	4	1	15
Restructuring and impairment expense	1	7	5
Equity in net income (loss) of non-consolidated affiliates	5	(3)	—
Other	1	2	5
Adjusted EBITDA	$99	$71	$425 [2]

Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be a substitute for net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and is not intended to be a measure of cash flow available for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. In addition, the Company uses adjusted EBITDA (i) as a factor in incentive compensation decisions, (ii) to evaluate the effectiveness of the Company's business strategies, and (iii) because the Company's credit agreements use similar measures for compliance with certain covenants.

2 Based on mid-point of the range of the Company's financial guidance.

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Free Cash Flow and Adjusted Free Cash Flow: Free cash flow and adjusted free cash flow are presented as supplemental measures of the Company's liquidity that management believes are useful to investors in analyzing the Company's ability to service and repay its debt. The Company defines free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles. The Company defines adjusted free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles as further adjusted for restructuring related payments. Because not all companies use identical calculations, this presentation of free cash flow and adjusted free cash flow may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Estimated
	March 31,		Full Year
Visteon:	2023	2022	2023
Cash provided from (used by) operating activities	$(19)	$(21)	$260
Capital expenditures, including intangibles	(21)	(21)	(130)
Free cash flow	$(40)	$(42)	$130
Restructuring related payments	3	5	10
Adjusted free cash flow	$(37)	$(37)	$140 [3]

Free cash flow and adjusted free cash flow are not recognized terms under U.S. GAAP and do not purport to be a substitute for cash flows from operating activities as a measure of liquidity. Free cash flow and adjusted free cash flow have limitations as analytical tools as they do not reflect cash used to service debt and do not reflect funds available for investment or other discretionary uses. In addition, the Company uses free cash flow and adjusted free cash flow (i) as factors in incentive compensation decisions and (ii) for planning and forecasting future periods.

3 Based on mid-point of the range of the Company's financial guidance.

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and adjusted earnings per share are presented as supplemental measures that management believes are useful to investors in analyzing the Company's profitability, providing comparability between periods by excluding certain items that may not be indicative of recurring business operating results. The Company believes management and investors benefit from referring to these supplemental measures in assessing company performance and when planning, forecasting and analyzing future periods. The Company defines adjusted net income as net income attributable to Visteon adjusted to eliminate the impact of restructuring and impairment expense, loss on divestiture, gain on non-consolidated affiliate transactions, other gains and losses not reflective of the Company's ongoing operations and related tax effects. The Company defines adjusted earnings per share as adjusted net income divided by diluted shares. Because not all companies use identical calculations, this presentation of adjusted net income and adjusted earnings per share may not be comparable to other similarly titled measures of other companies.

	Three Months Ended
	March 31,
	2023	2022
Net income attributable to Visteon	$34	$22

Diluted earnings per share:
Net income attributable to Visteon	$34	$22
Average shares outstanding, diluted	28.7	28.4
Diluted earnings per share	$1.18	$0.77

Adjusted net income and adjusted earnings per share:
Net income attributable to Visteon	$34	$22
Restructuring and impairment	1	7
Other, including tax effects of adjustments	1	2
Adjusted net income	$36	$31
Average shares outstanding, diluted	28.7	28.4
Adjusted earnings per share	$1.25	$1.09

Adjusted net income and adjusted earnings per share are not recognized terms under U.S. GAAP and do not purport to be a substitute for profitability. Adjusted net income and adjusted earnings per share have limitations as analytical tools as they do not consider certain restructuring and transaction-related payments and/or expenses. In addition, the Company uses adjusted net income and adjusted earnings per share for internal planning and forecasting purposes.